Exhibit 99.1

Alpha Pro Tech

 L T D.

ALPHA PRO TECH, LTD. NAMES LLOYD HOFFMAN AS PRESIDENT; APPOINTS DONNA MILLAR TO BOARD OF DIRECTORS

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contact:
Alpha Pro Tech, Ltd.	Hayden IR
Donna Millar	Cameron Donahue
905-479-0654	651-653-1854
e-mail: ir@alphaprotech.com	e-mail: cameron@haydenir.com

Nogales, Arizona – December 29, 2017 – Alpha Pro Tech, Ltd. (NYSE American: APT), a leading manufacturer of products designed to protect people, products and environments, including disposable protective apparel and building products, today announced that the Board of Directors has appointed Lloyd Hoffman as President of the company, and has appointed Donna Millar as a member of the Board of Directors of the company, both succeeding Alexander W. Millar, former President and Chairman of the company who passed away on December 16, 2017. The appointments are effective immediately. Mr. Hoffman will continue in his current role as the company’s Chief Executive Officer.

“I am honored by the opportunity to build upon Al’s legacy,” commented Mr. Hoffman. “We are all committed to ensuring a smooth transition and to honoring Al’s memory through a continued commitment to our business. I am profoundly grateful for Al’s leadership and look forward to continuing to work to build upon the company’s success and carry out our vision for the future of the company.”

Mr. Hoffman added, “We welcome Donna to the Board of Directors. Her in-depth and first-hand knowledge of the business gained over the past 28 years, combined with her working relationships with investors, will be a valuable addition to the Board.”

Mr. Hoffman has served as the Chief Executive Officer of Alpha Pro Tech and a member of the Board of Directors of the company since January 2016. He joined the company in 1991 as an accountant, was named Senior Vice President of Finance and Administration in 1999 and held the position of Chief Financial Officer from 2002 through 2015. From 1987 to 1991, Mr. Hoffman was a partner at Software Concepts, Inc., a software development company, and was in charge of finance and administration. Mr. Hoffman has worked closely alongside Mr. Millar since joining the company in 1991 and has been an integral part of the company’s success to date. He is well-known and highly respected by the company’s customers, employees and investors, and his extensive experience and intimate knowledge of the company and its industries make him uniquely qualified to assume the responsibilities of President.

Ms. Millar possesses a vast and intimate knowledge of the company gained through serving in numerous roles and assuming increasing levels of responsibility since joining the company in 1989. Ms. Millar served as the Director of International Sales for the company early in her career, prior to assignments in accounting and customer service. She will continue to serve in her current role as the primary point of contact for investor relations.

About Alpha Pro Tech, Ltd.

Alpha Pro Tech, Ltd. is the parent company of Alpha Pro Tech, Inc. and Alpha ProTech Engineered Products, Inc. Alpha Pro Tech, Inc. develops, manufactures and markets innovative disposable and limited use protective apparel products for the industrial, cleanroom, medical and dental markets. Alpha ProTech Engineered Products, Inc. manufactures and markets a line of construction weatherization products, including building wrap and roof underlayment. The Company has manufacturing facilities in Salt Lake City, Utah; Nogales, Arizona; Valdosta, Georgia; and a joint venture in India. For more information and copies of all news releases and financials, visit Alpha Pro Tech’s website at http://www.alphaprotech.com.

Certain statements made in this press release constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potentially,” “may,” “continue,” “should,” “will” and words of similar meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected earnings, margins, costs, expenditures, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking statements. We caution investors that any such forward-looking statements are only estimates based on current information and involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. We cannot give assurances that any such statements will prove to be correct. Factors that could cause actual results to differ materially from those estimated by us include the risks, uncertainties and assumptions described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release. Given these uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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